SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2003

Retek Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28121	51-0392671

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Retek on the Mall 950 Nicollet Mall Minneapolis, MN 55043

(Address of principal executive offices)

(612) 587-5000

(Registrant’s telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

The following are filed as Exhibits to this Report:

Exhibit No	Description of Exhibit

99	Retek Inc. 2003 Earnings Release dated October 21, 2003

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     Pursuant to Item 12 of Form 8-K, Results of Operations and Financial Condition, Retek Inc. hereby furnishes a press release, issued on October 21, 2003, attached hereto as Exhibit 99, disclosing material non-public information regarding its results of operations for the quarter ended September 30, 2003. We provide operational income and operational income per share in the press release as additional information for our operating results. The measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from operational income and per share measures used by other companies. Operational income has been adjusted to exclude the effects of acquisition and compensation non-cash amortization, accelerated depreciation, CEO severance costs and non-operational accrual adjustments. We believe that this presentation of operational income and operational income per share provides useful information to investors regarding certain additional financial and business trends relating to our financial condition and results of operations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETEK INC.

DATE: October 21, 2003	By: /s/ Gregory A. Effertz

Gregory A. Effertz
Senior Vice President, Finance & Administration,
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

99	Retek Inc. 2003 Earnings Release dated October 21, 2003	File Electronically